EXHIBIT 99.1

Varonis Announces Third Quarter 2015 Financial Results

Total Revenues of $31.2 million, Up 22% Year-Over-Year

NEW YORK, Nov. 5, 2015 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), the leading provider of software solutions for unstructured, human-generated enterprise data, today announced results for the third quarter ended September 30, 2015.

Yaki Faitelson, Varonis CEO, said, "We are pleased with our third quarter results which were driven by broad-based growth across geographies as well as strong adoption from both new and existing customers. Organizations around the world are addressing two significant security challenges – defending against the insider threat and managing and protecting unstructured data. We believe this is a meaningful opportunity that we are uniquely positioned to address, and we continue to establish ourselves as an important partner to our customers."

Financial Highlights for the Third Quarter Ended September 30, 2015

Revenues:

  Total revenues were $31.2 million, an increase of 22% year-over-year and an increase of 25% on a constant currency basis.
  License revenues were $16.9 million, up 18% compared with the third quarter of 2014.
  Maintenance and services revenues were $14.4 million, up 27% compared with the year-ago period.

Operating Loss:

  GAAP operating loss was ($4.5) million for the quarter, compared to ($5.1) million in the third quarter of 2014.
  Non-GAAP operating loss was ($2.2) million for the quarter, compared to ($3.9) million in the third quarter of 2014.

Net Loss:

  GAAP net loss was ($4.9) million, compared to GAAP net loss of ($6.4) million in the third quarter of 2014.
  GAAP net loss per basic share was ($0.19), compared to GAAP net loss per basic share of ($0.26) in the third quarter of 2014, based on 25.4 million and 24.5 million basic common shares outstanding, respectively.
  Non-GAAP net loss was ($2.5) million, compared to ($5.1) million in the third quarter of 2014.
  Non-GAAP net loss per basic share was ($0.10), compared to ($0.21) in the third quarter of 2014, based on 25.4 million and 24.5 million basic common shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three and nine months ended September 30, 2015 and 2014. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of September 30, 2015, the Company had $105.0 million in cash and cash equivalents and short-term deposits compared with $111.7 million as of December 31, 2014.
  During the nine months ended September 30, 2015, the Company used ($4.6) million in cash for operations, compared to ($4.6) million in the prior-year period.

Recent Business Highlights

  For the third quarter of 2015, total revenues in the United States increased 17% over the prior-year period to $17.7 million, total revenues from EMEA increased 29% over the prior-year period to $11.0 million, and total revenues from Rest of World increased 31% over the prior-year period to $2.5 million.

  Generated 63% of license and first year maintenance revenues from new customers and 37% from existing customers in the third quarter of 2015, compared to 64% and 36%, respectively, in the prior-year period.

  Added 241 new customers during the third quarter of 2015 compared with 223 in the prior-year period.

  Included in Gartner's new Magic Quadrant for Enterprise File Synchronization and Sharing (EFSS). Varonis is one of 16 vendors included in the new Gartner Magic Quadrant, which assesses both "completeness of vision" and "ability to execute" to help organizations select the most appropriate products to meet their needs. Varonis was evaluated for its DatAnywhere offering, a secure enterprise file sync and sharing solution. In addition, Varonis was recognized by Gartner as a "Representative Vendor" in its 2015 Market Guide for File Analysis Software and in its new Market Guide for User and Entity Behavior Analytics (UEBA).

  Announced the interoperability of its DatAdvantage and DatAlert solutions with the leading Security Information and Event Management (SIEM) platform, HP ArcSight and with FireEye® Threat Analytics Platform™ (TAP™). Users will now be able to easily send alerts from Varonis DatAdvantage and DatAlert into HP ArcSight and FireEye TAP and begin identifying statistically unusual user behavior, mass deletions and modifications, malware and ransomware infections like CryptoLocker and Cryptowall, privilege escalations, unusual access to PII, multiple failed login attempts, and many more potential warning signs.

Financial Outlook

For the fourth quarter of 2015, Varonis expects revenues in the range of $40.6 million to $43.3 million, representing 20% to 28% year-over-year growth. The Company anticipates fourth quarter 2015 non-GAAP operating income in the range of $3.6 million to $4.7 million and non-GAAP earning per diluted share in the range of $0.13 to $0.16, based on a tax provision of $100,000 to $300,000 and 27.7 million diluted shares outstanding. Expectations of non-GAAP income from operations and non-GAAP income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2015, Varonis now expects revenues in the range of $124.0 million to $126.7 million, representing 22% to 25% year-over-year growth. The Company now anticipates full year 2015 non-GAAP operating loss of ($13.0) million to ($11.9) million, and non-GAAP loss per basic share in the range of ($0.57) to ($0.54), based on a tax provision of $650,000 to $850,000 and 25.2 million basic shares outstanding. Expectations of non-GAAP loss from operations and non-GAAP loss per basic share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, November 5, 2015, at 5:00 p.m., Eastern Time, to discuss the Company's third quarter 2015 financial results, current financial guidance and other corporate developments. To access this call, dial 888-329-8862 (domestic) or 719-325-2495 (international). The passcode is 836156. A replay of this conference call will be available through November 12, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 836156. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2015 and 2014, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and nine months ended September 30, 2015 and 2014, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including engineers and sales personnel; general economic and industry conditions, including expenditure trends for data governance and data security software; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is the leading provider of software solutions for unstructured, human-generated enterprise data. Varonis provides an innovative software platform that allows enterprises to map, analyze, manage and migrate their unstructured data. Varonis specializes in human-generated data, a type of unstructured data that includes an enterprise's spreadsheets, word processing documents, presentations, audio files, video files, emails, text messages and any other data created by employees. This data often contains an enterprise's financial information, product plans, strategic initiatives, intellectual property and numerous other forms of vital information. IT and business personnel deploy Varonis software for a variety of use cases, including data governance, data security, archiving, file synchronization, enhanced mobile data accessibility and information collaboration. As of September 30, 2015, Varonis had approximately 4,000 customers, spanning leading firms in the financial services, public, healthcare, industrial, energy & utilities, technology, consumer and retail, education and media & entertainment sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	Unaudited		Unaudited
Revenues:
Licenses	$ 16,862	$ 14,239	$ 43,031	$ 36,714
Maintenance and services	14,375	11,324	40,342	30,920
Total revenues	31,237	25,563	83,373	67,634

Cost of revenues	3,044	2,590	8,740	7,123

Gross profit	28,193	22,973	74,633	60,511

Operating costs and expenses:
Research and development	8,085	7,316	23,617	20,587
Sales and marketing	20,617	17,741	62,072	49,168
General and administrative	4,036	3,030	11,576	8,360
Total operating expenses	32,738	28,087	97,265	78,115

Operating loss	(4,545)	(5,114)	(22,632)	(17,604)

Financial expenses, net	(104)	(944)	(743)	(908)

Loss before income taxes	(4,649)	(6,058)	(23,375)	(18,512)

Income taxes	(276)	(296)	(542)	(555)

Net loss	$ (4,925)	$ (6,354)	$ (23,917)	$ (19,067)

Net loss per share of common stock, basic and diluted	$ (0.19)	$ (0.26)	$ (0.96)	$ (0.95)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	25,367,347	24,516,417	24,997,856	20,100,388
Stock-based compensation expense for the three and nine months ended September 30, 2015 and 2014 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	Unaudited	Unaudited	Unaudited	Unaudited

Cost of revenues	$ 98	$ 55	$ 300	$ 121
Research and development	524	319	1,535	790
Sales and marketing	756	614	2,195	1,473
General and administrative	679	226	1,674	454
	$ 2,057	$ 1,214	$ 5,704	$ 2,838

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2015	2014
	Unaudited	Audited
Assets
Current assets:
Cash and cash equivalents	$ 69,927	$ 76,593
Short-term deposits	35,102	35,102
Trade receivables, net	28,186	37,869
Prepaid expenses and other current assets	3,123	2,962
Total current assets	136,338	152,526

Long-term assets:
Other assets	475	332
Property and equipment, net	7,832	3,989
Total long-term assets	8,307	4,321

Total assets	$ 144,645	$ 156,847

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$ 2,215	$ 2,703
Accrued expenses and other liabilities	19,055	16,754
Deferred revenues	34,950	33,753
Total current liabilities	56,220	53,210

Long-term liabilities:
Deferred revenues	2,931	3,464
Severance pay	1,478	1,449
Other liabilities	5,163	3,698
Total long-term liabilities	9,572	8,611

Stockholders' equity:
Common stock	26	25
Accumulated other comprehensive income (loss)	67	(326)
Additional paid-in capital	169,828	162,478
Accumulated deficit	(91,068)	(67,151)
Total stockholders' equity	78,853	95,026
Total liabilities and stockholders' equity	$ 144,645	$ 156,847

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2015	2014
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$ (23,917)	$ (19,067)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,051	858
Stock-based compensation	5,704	2,838
Amortization of deferred charges related to loan	--	93
Capital gain from disposal of fixed assets	(2)	--
Changes in assets and liabilities:
Trade receivables	9,683	7,122
Prepaid expenses and other current assets	688	(232)
Other long term assets	--	(615)
Trade payables	(488)	591
Accrued expenses and other liabilities	2,301	2,696
Increase in severance pay, net	29	344
Deferred revenues	664	297
Other long term liabilities	(346)	431
Net cash used in operating activities	(4,633)	(4,644)

Cash flows from investing activities:
Decrease in short-term deposits	--	4,242
Decrease in long-term deposits	11	48
Decrease (Increase) in restricted cash	(154)	218
Purchase of property and equipment	(3,537)	(1,739)
Net cash provided by (used in) investing activities	(3,680)	2,769

Cash flows from financing activities:
Exercise of employee stock options	1,647	213
Payment of deferred equity offering costs	--	(1,181)
Net proceeds from initial public offering	--	108,447
Net cash provided by financing activities	1,647	107,479

Increase (decrease) in cash and cash equivalents	(6,666)	105,604
Cash and cash equivalents at beginning of period	76,593	9,633
Cash and cash equivalents at end of period	$ 69,927	$ 115,237

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	Unaudited		Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$ (4,545)	$ (5,114)	$ (22,632)	$ (17,604)

Add back:
Stock-based compensation expense	2,057	1,214	5,704	2,838
Payroll tax expenses related to stock-based compensation	320	--	320	--

Non-GAAP operating loss	$ (2,168)	$ (3,900)	$ (16,608)	$ (14,766)

Reconciliation to non-GAAP net loss:

GAAP net loss	$ (4,925)	$ (6,354)	$ (23,917)	$ (19,067)

Add back:
Stock-based compensation expense	2,057	1,214	5,704	2,838
Payroll tax expenses related to stock-based compensation	320	--	320	--

Non-GAAP net loss	$ (2,548)	$ (5,140)	$ (17,893)	$ (16,229)

GAAP Weighted average number of common shares outstanding - basic and diluted	25,367,347	24,516,417	24,997,856	20,100,388
Add:
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	--	--	--	4,346,285

Non-GAAP weighted average number of common shares outstanding - basic and diluted	25,367,347	24,516,417	24,997,856	24,446,673

Non-GAAP net loss per common share - basic and diluted	$ (0.10)	$ (0.21)	$ (0.72)	$ (0.66)
GAAP net loss per common share - basic and diluted	$ (0.19)	$ (0.26)	$ (0.96)	$ (0.95)

CONTACT: Investor Relations Contact:
         Staci Mortenson
         ICR
         646-706-7516
         Email: investors@varonis.com

         News Media Contacts:
         Mark Fredrickson
         CTP
         617-412-4000 x274
         or 978-314-6739
         Email: mfredrickson@ctpboston.com